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Exhibit 99.1

September 14, 1999

FOR IMMEDIATE RELEASE         Contact:  Paul Liberty, VP, Investor Relations
                                         (703) 660-6677, ext. 6260
                                         E-mail: paul.liberty@metrocall.com


            Metrocall Changes Stock Listing to Nasdaq Small Cap Market

      Alexandria, Virginia, September 14, 1999 - Metrocall, Inc., (NASDAQ: MCLL) announced today that it has received approval by the Nasdaq to transfer the quotation of its common stock from the Nasdaq National Market to the Nasdaq SmallCap Market.

      According to William L. Collins III, president and chief executive officer for Metrocall, "The Board of Directors determined that, in light of the recent trading price of the company's common stock, the transfer to the Nasdaq SmallCap Market would be preferable to implementing the 1 for 2.5 reverse stock split approved by the stockholders on May 5, 1999."

      The transfer to the Nasdaq SmallCap Market will be effective at the open of business on September 15, 1999. The company's common stock will continue to trade under the symbol MCLL.

      Metrocall, Inc., headquartered in Alexandria, Virginia, is one of the largest paging and wireless messaging company in the United States serving over
5.8 million subscribers, through its Nationwide Wireless Network. For more information on Metrocall please visit www.metrocall.com or AOL Keyword:
Metrocall.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995 The statements contained in this release which are not historical facts, such as those concerning future financial performance and growth, are forward-looking statements that are subject to risks and uncertainties, including those identified in Metrocall's Annual Report on Form 10-K, and in Metrocall's periodic reports under the Securities and Exchange Act of 1934, and could differ materially from those set forth in the forward-looking statements.


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